Exhibit 99.1

Kraton Performance Polymers, Inc. Agrees To Acquire Arizona Chemical Holdings Corporation

Transaction highlights:

▪	Acquiring specialty chemical industry leader with products that are highly complementary with Kraton’s product line and with Adjusted EBITDA margins in excess of 20%

▪	Pro-forma TTM June 30, 2015 combined revenue and Adjusted EBITDA of $1.98 billion and $330 million, respectively

▪	Expected to result in $65 million of pre-tax run rate synergies

▪	Expected to be accretive to EPS by approximately $1.40 per share in the first full year of combined operation

▪	Values Arizona Chemical at 7.4 times June 30, 2015 trailing twelve-month Adjusted EBITDA and 5.5 times including $65 million of pre-tax run rate synergies

HOUSTON, TX (September 28, 2015) - Kraton Performance Polymers, Inc. (NYSE: KRA), a global producer of highly-engineered polymers, today announced that it has entered into a definitive agreement to acquire all of the capital stock of privately held Arizona Chemical Holdings Corporation for a cash purchase price of $1.37 billion. Arizona Chemical is a leading global producer of high-value performance products and specialty chemicals derived from non-hydrocarbon, renewable raw materials. Arizona Chemical’s end use market exposure is highly complementary with that of Kraton, particularly in markets such as adhesives, roads and construction, coatings and oilfield chemicals.
“This transformational acquisition will extend Kraton’s technology and market diversification, while substantially increasing profitability and free cash flow, creating a more robust platform for growth and value creation for our stockholders,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “Our stockholders will benefit from identified pre-tax synergies of $65 million, which we expect to achieve by 2018. Arizona Chemical has a stable and attractive margin profile, with adjusted EBITDA margins in excess of 20% over the past five years and an attractive cash flow profile. On a combined basis we expect to generate free cash-flow of approximately more than $450 million over the first three years of combined operations, which will be available for debt reduction and allocation to stockholders.”
“Kraton and Arizona Chemical are both well-respected, leading providers of high quality products and innovations in their respective specialty markets,” said Dan F. Smith, Chairman of Kraton’s Board of Directors. “The fact that Kraton and Arizona Chemical have such a highly complementary market focus, coupled with a shared business philosophy fundamentally premised on product differentiation and portfolio shift to drive improved profitability, is what makes this such a compelling combination,” added Smith.
“Over the past year we have spoken at length to our employees, our innovation partners, and our stockholders about our three-part strategy. The acquisition of Arizona Chemical is consistent with our stated strategy, and it creates new opportunities to deepen our customer relationships by expanding Kraton’s presence in our core markets, where more than 50% of Arizona Chemical’s sales are directed,” said Fogarty. “In addition, given the renewable nature of Arizona Chemical’s product and technology offerings, the complementary growth we foresee can be accomplished while reducing our overall exposure to hydrocarbon-based feedstocks,” Fogarty added. “Lastly, I want to compliment Arizona Chemical’s leadership team, in particular Kees Verhaar, its President and CEO since 2008. Kees and his team have formulated and executed a highly successful transformation of the company into the market-leading specialty chemical company that it is today. We look forward to working with the team at Arizona Chemical to capitalize on opportunities to further expand Arizona’s portfolio into new markets and geographies.”
The $1.37 billion base purchase price is subject to adjustment for cash and indebtedness at closing, as well as an adjustment for working capital and other items. Kraton will finance the purchase price through debt facilities that have been committed by Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc.,and Deutsche Bank Securities, Inc. The seller of Arizona Chemical is AZC Holding Company, LLC, which is principally owned by investment funds managed by American Securities LLC.

“Following the acquisition, Kraton's long-term debt is expected to be approximately $1.78 billion including approximately $1.35 billion of covenant-lite term loans, with the balance comprised of senior unsecured notes. In addition, we will retain adequate liquidity through a $250 million asset-based revolving credit facility which we expect to be largely undrawn,” said Stephen E. Tremblay, Kraton’s Executive Vice President and Chief Financial Officer. “We expect the strong free cash flow profile of both Kraton and Arizona Chemical will allow the combined company to rapidly de-lever from net leverage at closing of approximately 4.6 times to approximately 3.0 times by year-end 2017.”
The acquisition is subject to regulatory and other customary approvals and conditions and is currently expected to close in late 2015 or early 2016.
Financial advisors for Kraton are Lazard, J.P. Morgan Securities LLC and Nomura Securities International, Inc. and legal advisors for Kraton are Baker Botts L.L.P. and Cleary Gottlieb Steen & Hamilton L.L.P.
Financial advisors for the sellers are Credit Suisse and Morgan Stanley and the legal advisor for the sellers is Weil, Gotshal & Manges LLP.
CONFERENCE CALL AND WEBCAST
Kraton has scheduled a conference call and webcast on Monday, September 28, 2015 at 8:00 a.m. (Eastern Time) to discuss the acquisition of Arizona Chemical. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.Kraton.com, by selecting the “Investor Relations” link at the top of the home page and then selecting “Events” from the Investor Relations menu on the Investor Relations page.
You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the “Kraton Conference Call - Passcode: “Kraton.” U.S./Canada dial-in 800 857-6511. International dial-in 210 839-8886. Copies of the presentation material that will be reviewed during the call are available on the company’s website at www.Kraton.com.
ABOUT KRATON
Kraton Performance Polymers, Inc., through its operating subsidiary Kraton Polymers LLC and its subsidiaries (collectively, “Kraton”), is a leading global producer of engineered polymers and one of the world’s largest producers of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by Kraton 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. The company, offers a diverse range of products to more than 800 customers in over 60 countries worldwide, and is the only SBC producer with manufacturing and service capabilities on four continents. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture. For more information on the company, please visit www.Kraton.com.
Kraton, the Kraton logo and design, and the "Giving Innovators their Edge" tagline are all trademarks of Kraton LLC.
ABOUT ARIZONA CHEMICAL
Arizona Chemical is a market-driven global specialty chemicals company that manufactures and sells high-value performance products derived from pine wood pulping co-products. As the largest global provider in the pine chemicals industry, Arizona Chemical refines and further upgrades two primary feedstocks, crude tall oil and crude sulfate turpentine, into value added specialty products. The company sells its products into adhesive, road and construction and tire markets, and it produces and sells a broad range of chemical intermediates into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks, flavors and fragrances and mining. Arizona Chemical serves a diverse base of over 550 customers in 68 countries around the globe. The company operates a network of nine strategically located manufacturing facilities in North America and Europe, and operates three state-of-the art Science and Technology centers in Almere, The Netherlands, Savannah, Georgia and Shanghai, China.
FORWARD LOOKING STATEMENTS
All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the benefits, synergies and cost rationalizations of the proposed transaction, the expected method of financing the transaction, the expected timing of reaching Kraton’s target net leverage range after the closing of the acquisition, future opportunities for the combined company and products, beliefs regarding strengthening relationships with customers, the expected timetable for completing the proposed acquisition, future financial performance and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Our expectations and assumptions regarding cost rationalizations, variable cost optimizations and reductions in overhead may not materialize, or our costs to achieve synergies may exceed our estimates, any of which would adversely affect our ability to achieve projected synergies. Our expectations and assumptions regarding the financial performance of the combined company may not materialize, which would adversely affect our ability to achieve expected accretion. Regulatory approvals that are conditions to the closing may not be obtained as anticipated, which could delay or prevent closing of the transaction. Our performance or that of Arizona Chemical could be adversely affected by other risks and uncertainties, which would adversely affect the ability of the combined company to achieve expected advantages. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in Kraton’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, and include, but are not limited to, risks related to: conditions in the global economy and capital markets; declines in raw material costs; limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business; competition in our end-use markets, from other producers of SBCs and from producers of products that can be substituted for our products; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.
USE OF NON-GAAP FINANCIAL MEASURES
This communication includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, and Financing Adjusted EBITDA. We consider these non-GAAP financial measures important supplemental measures of financial performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance and/or that of other companies in our industry, including period-to-period comparisons. Further, management uses these measures to evaluate operating performance.
These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of financial performance. You should not consider them in isolation, or as a substitute for analysis of results under GAAP in the United States. In the case of EBITDA, these limitations include: EBITDA does not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments; EBITDA does not reflect changes in, or cash requirements for, working capital needs; EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; EBITDA calculations under the terms of debt agreements may vary from EBITDA presented herein, and our presentation of EBITDA herein is not for purposes of assessing compliance or non-compliance with financial covenants under debt agreements; and other companies in our industry may calculate EBITDA differently from how we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. In addition, we prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items we do not consider indicative of ongoing performance, but you should be aware that in the future, expenses similar to the adjustments in this presentation may be incurred. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

For Further Information:

Investors:     Kraton Performance Polymers, Inc.
    Gene Shiels (281) 504-4886

Media:     The Abernathy MacGregor Group
Jim Lucas (713) 343-0427 JBL@abmac.com
Rosemary Wilson (713) 343-0427 RDW@abmac.com

Reconciliation of Net Income to Non-GAAP Financial Measures (Unaudited) (In millions)
	TTM June 30, 2015
	Combined	Kraton	Arizona
Net income (loss)	$77.1	$(15.8)	$93.0
Net loss attributable to noncontrolling interest	(1.4)	(1.4)	—
Consolidated net income (loss)	75.8	(17.2)	93.0
Add:
Interest expense, net	79.0	23.9	55.2
Income tax expense	56.3	3.9	52.4
Depreciation and amortization	97.5	63.9	33.6
EBITDA	308.5	74.4	234.1
Add (deduct):
Retirement plan charges (a)	1.4	0.4	1.0
Restructuring and other charges (b)	9.6	3.3	6.4
Transaction and acquisition related costs (c)	(1.2)	(2.6)	1.4
Impairment of long-lived assets (d)	4.7	4.7	—
Impairment of spare parts inventory (e)	0.4	0.4	—
Production downtime (f)	(2.9)	(2.9)	—
KFPC startup costs (g)	2.2	2.2	—
Non-cash compensation expense (h)	10.0	8.9	1.2
Loss on sale of assets (i)	0.5	—	0.5
Debt refinancing costs (j)	0.7	—	0.7
Management fees (k)	2.2	—	2.2
Litigation expense (l)	(70.1)	—	(70.1)
CTO spill related costs (m)	1.2	—	1.2
UK manufacturing plant closure (n)	4.8	—	4.8
Unrealized foreign currency losses	0.7	—	0.7
Spread between FIFO and ECRC (o)	56.8	56.8	—
Adjusted EBITDA	$329.6	$145.5	$184.1
Add (deduct):
Turnaround costs (capped at $7.5 million) (p)	$7.5	$7.5	$—
Kraton run-rate cost reset initiatives (q)	$17.5	$17.5	$—
Run-rate selling, administrative and research cost synergies (r)	$26.5	$—	$26.5
Financing Adjusted EBITDA	$381.1	$170.5	$210.6
 ____________________________________________________
Note: Totals may not foot due to rounding

(a)	Charges associated with the termination of defined benefit pension plans including curtailment costs and cash costs related to the termination of the plans.

(b)
Restructuring and other charges for Kraton primarily consist of employee severance charges and professional fees related to the execution of our strategic plan. For Arizona, charges primarily consist of costs associated with the closure of the UK manufacturing facility including severance costs, pension entitlements and other exit costs.

(c)	Primarily professional fees and other related costs associated with merger and acquisition activities.

(d)
The impairment charges include $2.4 million related to engineering and design assets for projects we determined were no longer economically viable, $1.4 million related to information technology and office assets associated with fourth quarter restructuring activities and $0.9 million related to other long-lived assets.

(e)	Impairment of spare parts inventory related to the coal-burning boilers in Belpre, Ohio, which are in the process of decommissioning.

(f)	The net reduction in costs is due to insurance recoveries related to the first quarter 2014 weather-related production downtime at our Belpre, Ohio, facility.

(g)	Startup costs related to the joint venture company, Kraton Formosa Polymers Corporation.

(h)	Represents expense recognized for non-cash share based compensation to employees of Kraton and Arizona.

(i)	This charge represents a write-off of assets associated with the sale of Arizona's Personal Care Business in 2014.

(j)	Professional fees and other costs associated with Arizona's refinancing of debt in 2014.

(k)	Management fees and out of pocket expenses paid to Arizona's owners in accordance with a management agreement.

(l)
This credit represents an accrued insurance recovery related to litigation expenses and damages associated with a claim filed by a former customer for an alleged breach of warranty and breach of contract regarding delivery of resin products during the period 2005 through 2009.

(m)
In December 2011, a leak was discovered in the CTO tanks owned by Arizona Chemical in Söderhamn, Sweden, for which remediation work was ongoing through 2014. This amount represents the additional storage costs incurred as a result of the loss of the CTO tanks.

(n)	Represents the expected operational expense savings related to the closure of Arizona’s UK manufacturing facility in advance of realizing the actual benefit.

(o)
Although Kraton reports financial results using the FIFO basis of accounting, as part of its pricing strategy, it measures its business performance using the estimated current replacement cost (“ECRC”) of our inventory and cost of goods sold. The result of this revaluation from FIFO creates the spread between FIFO and ECRC.

(p)	Adjustment to normalize turnaround costs subject to a cap of $7.5 million.

(q)	Adjustment to attain the run-rate cost savings for implemented actions.

(r)	Represents the expected run-rate SAR synergies to be realized associated with the acquisition of Arizona Chemical.